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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 14, 2003

Fog Cutter Capital Group Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-23911 (Commission File Number)	52-2081138 (IRS Employer Identification No.)
1410 SW Jefferson Street, Portland, OR 97201 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (503) 721-6500

Item 5.    Other Events.

        On January 14, 2003 the Board of Directors of Fog Cutter Capital Group Inc. appointed M. Ray Mathis as a director of the Company. In conjunction with this appointment, the Board voted to amend the Company's bylaws, increasing the number of directors from six to seven.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

        The following exhibits are filed as part of this report:

        Exhibit 1.1 Press Release dated January 16, 2003 announcing the appointment of M. Ray Mathis as a member of the Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2003

FOG CUTTER CAPITAL GROUP INC.
By:	/s/ R. SCOTT STEVENSON R. Scott Stevenson Senior Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES